EXHIBIT 10(I)

                            3601 TURNPIKE ASSOCIATES
 7 Penn Plaza Suite 618, New York, New York 10001, 212-563-6557 FAX 212-563-6657


                                                              November 28, 2000


Colonial Commercial Corp.
3601 Hempstead Turnpike
Suite 121-I
Levittown, New York 11756

Gentlemen:

         Reference is made to that certain lease dated February 27, 1992 and Extension of Lease dated May 6, 1996 ("the Lease") between 3601 TURNPIKE ASSOCIATES, as Owner and you, as Tenant, covering space designated as Suite 121-I in the building known as 3601 Hempstead Turnpike, Levittown, New York.

         The parties hereto agree that the Lease is to be extended for a term of five (5) years to commence on July 1, 2001 and to expire on June 30, 2006 with the same force and effect as if such date were the date originally set forth n the Lease as the expiration date hereof.

         The parties further agree that during such extended term all of the terms, covenants and conditions of the Lease shall continue in full force and effect except that:

         1. The annual rent during such extended term shall be as set forth on the attached Exhibit "A".

         2. Article 37A(b) of the Lease, as amended, shall be further amended so that the term "Base Taxes" shall mean a sum equal to the General Tax payable for the Calendar Year 2000 and the School Tax for the year July 1, 2000 to June 30, 2001.

         3. Tenant agrees to accept the Demised Premises in its present "as is" condition and Owner shall not be required to do any work or furnish any materials in connection therewith.

         4. Pursuant to the terms and conditions of the Lease, Tenant has heretofore deposited with Owner the sum of $1,469.25, as security there under, which Owner acknowledges receipt thereof.

                  Provided that prior to the commencement of the term of this Lease, Owner shall not have used, applied or retained the whole or part of said sum of $2,469.25, the parties hereto agree that said sum of $1,469.25 shall be held by Owner as security hereunder pursuant to the provisions of Article 34 hereunder.


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         5. Tenant represents that it has dealt with no broker other than
Jeffrey Management Corp. Tenant agrees to indemnify and hold Owner harmless (including attorneys' fees) from and against any and all claims for brokerage commissions made by any other party claiming to act for or on behalf of Tenant concerning this transaction.

         Except as hereinabove modified, all of the terms, covenants, and conditions of the Lease are hereby ratified in all respects thereto.

                                                     Very truly yours,

                                                     3601 TURNPIKE ASSOCIATES


                                                     By: _______________________
                                                              Owner

The above is hereby agreed and accepted:

COLONIAL COMMERCIAL CORP.



/s/ James W. Stewart
--------------------
Tenant/Executive Vice Pres.



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                                   EXHIBIT "A"


                     PERIOD                    Monthly             Annual
           Beginning         Ending              Rent               Rent

           7/1/01            6/30/02          $2,739.58          $32,875.00
           7/1/02            6/30/03          $2,821.77          $33,861.25
           7/1/03            6/30/04          $2,906.42          $34,877.09
           7/1/04            6/30/05          $2,993.62          $35,923.40
           7/1/05            6/30/06          $3,083.43          $37,001.10